Exhibit 99.1

Contact: Nadine Padilla Vice President, Corporate & Investor Relations (858) 455-4808 x3187 npadilla@biosite.com

October 26, 2004

BIOSITE® INCORPORATED REPORTS THIRD QUARTER
2004 EARNINGS PER SHARE GROWTH OF 58 PERCENT ON
REVENUE GROWTH OF 43 PERCENT

SAN DIEGO – Biosite® Incorporated (Nasdaq:BSTE) today announced that revenues and diluted earnings per share for the third quarter of 2004 grew 43 percent and 58 percent, respectively.  The Company attributed the positive results primarily to growth in sales of its cardiovascular and drug screening product lines.  Based on its strong performance in the first three quarters of 2004, the Company raised its 2004 year-over-year revenue growth target to a range of 40 percent to 42 percent from its previous target range of 35 percent to 40 percent. Biosite also raised its year-over-year diluted earnings per share growth target to a range of  53 percent to 57 percent from its previous target range of 43 percent to 53 percent.

Following are financial highlights for the three and nine months ending September 30, 2004:

($ in 000’s, except per share data and margins)

	Three months ended			Nine months ended
	9/30/04	9/30/03	Chg.	9/30/04	9/30/03	Chg.
Triage® BNP sales	$38,936	$24,331	60%	$118,518	$74,314	59%
Total product sales	60,392	41,412	46%	175,851	124,283	41%
Total revenues	61,183	42,770	43%	178,722	127,409	40%
Net income	10,381	6,443	61%	29,302	19,611	49%
Earnings per share (Diluted)	$.60	$.38	58%	$1.74	$1.18	47%

Gross margin on product sales	69%	65%		67%	66%
Operating margin	28%	23%		27%	24%

	September 30, 2004	December 31, 2003	Chg.
Cash and marketable securities balance	$84,116	$53,934	56%

-more-

BIOSITE REPORTS 3Q 2004 RESULTS

During the third quarter of 2004, strength in sales of Biosite’s Triage® BNP Test products remained a key factor in the Company’s growth.  Biosite ended the third quarter of 2004 with 3,093 Triage BNP Test product customers, up from 2,987 at June 30, 2004.  At September 30, 2004 Biosite’s Triage BNP Test customer base included 2,736 hospitals and 357 physician office laboratories.

“We have achieved another strong quarter in which our revenues and diluted earnings per share exceeded the high end of our guidance range,” said Kim Blickenstaff, chairman and chief executive officer.  “Double-digit growth in our BNP, cardiac and drugs of abuse product lines, as well as increased revenues from our European operations all contributed to these positive results.

“Looking forward to 2005, we believe that top and bottom line growth of 15 percent is achievable, despite an increasingly competitive BNP market and continued investments in our business as we prepare for new product launches in 2005 and 2006.”

Research and Development Update

In the area of research and development, Biosite reported it has recently filed 510(k) submissions with the U.S. Food and Drug Administration seeking clearances for two products, the Triage Profiler CP Panel and a stand-alone Triage D-dimer Test:

•                The Triage Profiler CP Panel is designed as an aid in the early diagnosis of acute coronary syndromes including heart attack and the assessment of severity of heart failure.  The Company expects to launch the test in the first half of 2005.  The panel measures four biomarkers, CK-MB, myoglobin, troponin I and b-type natriuretic peptide and incorporates a unique panel index feature, which analyzes information from all four markers and presents a single representative value.

Clinical study data collected from more than 2,000 acute coronary syndromes and non-cardiac chest pain patients demonstrated that the Triage Profiler CP Panel index significantly improved the overall diagnostic accuracy for the early diagnosis of acute coronary syndromes and heart attack. The National Hospital Ambulatory Medical Care Survey: 2002 Emergency Department Summary reports that chest pain was the second leading reason cited for emergency department visits.

•                The Triage D-dimer Test is designed to aid in the assessment and evaluation of patients with suspected disseminated intravascular coagulation, including pulmonary embolism.  The Company expects to launch the test in the first half of 2005.

Pulmonary embolism, a blockage of one or more of the pulmonary arteries by blood clot, is a common and highly lethal condition that is a leading cause of death in all age groups.

According to published reports, it is the third most common acute cardiovascular disease, and more cases are missed than are actually diagnosed because of vague and non-specific symptoms.  The highest incidence of unrecognized pulmonary embolism occurs in hospitalized patients.  Autopsy results show as many as 60 percent of patients dying in the hospital have had a pulmonary embolism, but the diagnosis has been missed in about 70 percent of the cases.

“Given the high number of pulmonary embolism cases and the critical nature of the condition, we believe there is a high clinical need for a rapid D-dimer test,” said Ken Buechler, Ph.D., president and chief scientific officer. “Based on customer feedback, we believe that providing D-dimer as an independent test expands access to this very important marker.”

About Biosite

A leader in the drive to advance diagnosis, Biosite® Incorporated is a research-based company dedicated to the discovery and development of novel protein-based diagnostic tests that improve a physician’s ability to diagnose debilitating and life-threatening diseases.  Through combined expertise in diagnostic discovery and commercialization, the Company is able to access potential markers of disease, identify proteins with high diagnostic utility, develop and commercialize products and educate the medical community on new diagnostic approaches, thereby benefiting patients.  Biosite’s Triage® rapid diagnostics are used in approximately 50 percent of U.S. hospitals and in over 50 international markets for toxicology screening and diagnosis of infectious and cardiovascular disease.  Information on Biosite can be found at www.biosite.com.

Investor Conference Call

Biosite will host an investor conference call to discuss financial results and research and development progress.  The call will take place today, October 26, 2004, at 1:30 p.m. (Pacific).  A live web cast of the call can be accessed via the Internet at www.biosite.com.  The phone number for U.S. and International callers is (706) 643-1834.  The call will be archived on the Biosite website for at least 21 days.  The phone replay number is (800) 642-1687.  International callers, please dial (706) 645-9291.  Please reference the conference call number 1267480.

Except for the historical information presented herein, matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, such as financial targets and growth objectives and also including but not limited to statements that are preceded by, followed by, or that include the words “will”; “believes”; “should”; “intend”;  “anticipates”; “plans”; “expects”; “estimates”; or similar statements are forward-looking statements. Forward-looking statements include statements: regarding the Company’s expected financial performance for the fourth quarter of 2004 and the 2004 and 2005 fiscal years, such as anticipated growth in revenues and earnings; the Company’s ability to complete clinical trials for its stroke diagnostic panel as expected, and to achieve positive results; the Company’s ability to submit a PMA for the stroke diagnostic product by year-end and to launch the product in Europe during the first half of 2005; the Company’s ability to achieve FDA clearance of its 510(k) submissions for its Triage Profiler CP Panel and the Triage D-dimer Test; the potential benefits of the stroke diagnostic product, Triage Profiler CP Panel and Triage D-dimer Test; the Company’s intent to commence marketing of its Triage Profiler CP Panel and the Triage D-dimer Test during the first half of 2005 and expected customer demand for those new products; expectations for increased competition in the market for BNP; expectations of future growth in the market for BNP generally, and the Company’s ability to access potential markers of disease, identify proteins with high diagnostic utility, and develop and commercialize products and educate the medical community on new diagnostic approaches. Risks and uncertainties include risks associated with Biosite’s ability to obtain regulatory approvals and complete other clinical and pre-market activities needed to launch new products as currently planned, including the stroke diagnostic product, Triage Profiler CP Panel and Triage D-dimer Test; Biosite’s ability to market and sell a BNP test that runs on the Beckman Coulter, Inc. family of immunoassay systems, the expansion of business through direct sales in certain European countries, Biosite’s ability to obtain a monitoring claim for the Triage BNP Test, the continued growth of the BNP market, the implementation of automated and semi-automated manufacturing methods that maintain or improve product quality and manufacturing efficiency, costs and expenses that the Company may incur in transitioning from a distributor sales model to a direct sales model in selected international markets, Biosite’s ability to effectively promote the Triage BNP Test, either directly or through distributors, and acceptance of the Triage BNP Test in the physician office market. Other risks that should be considered include risks associated with changing market conditions, sales, profitability, and the extent to which Biosite’s other products and products under development are successfully developed and gain market acceptance, risks associated with the introduction of competitive products from companies with greater capital and resources, and risks and expenses associated with litigation, contract disputes, patent conflicts, product recalls, manufacturing constraints, backlog, delays or inefficiencies, shipment problems, seasonal customer demand, the timing of significant orders, changes in reimbursement policies, regulatory changes, competitive pressures on average selling prices, changes in the mix of products sold, and the other risks detailed in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other SEC filings. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Copies of the Company’s SEC filings are available from the Investor Relations department.

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Biosite® and Triage® and New Dimensions in Diagnosis® are registered trademarks of Biosite Incorporated. The Company’s logo is a trademark of Biosite Incorporated.

Biosite Incorporated
Unaudited Statements of Income Data

(in thousands, except per share data)

	Three months ended September 30,			Nine months ended September 30,
	2004	2003	% Change	2004	2003	% Change

Total revenues:
Product sales	$60,392	$41,412	46%	$175,851	$124,283	41%
Contract revenue	791	1,358	(42)%	2,871	3,126	(8)%
Total revenues	61,183	42,770	43%	178,722	127,409	40%

Gross margin on product sales	69%	65%		67%	66%

Operating expenses:
Cost of product sales	18,583	14,493	28%	57,920	41,965	38%
Selling, general and administrative	16,108	12,435	30%	47,664	37,438	27%
Research and development	9,588	6,029	59%	25,412	17,499	45%
Total operating expenses	44,279	32,957	34%	130,996	96,902	35%

Operating income	16,904	9,813	72%	47,726	30,507	56%

Operating income as % of total revenue	28%	23%		27%	24%

Interest and other income, net	119	321	(63)%	499	1,162	(57)%

Income before provision for income taxes	17,023	10,134	68%	48,225	31,669	52%

Provision for income taxes	(6,642)	(3,691)	80%	(18,923)	(12,058)	57%

Net income	$10,381	$6,443	61%	$29,302	$19,611	49%

Diluted net income per share	$0.60	$0.38	58%	$1.74	$1.18	47%

Diluted shares used in calculating per share amounts	17,311	16,964		16,864	16,591

Biosite Incorporated
Balance Sheet Data

(in thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
Assets
Cash, cash equivalents & marketable securities	$84,116	$53,934
Accounts receivable	19,673	23,755
Inventories	36,395	27,780
Other current assets	11,954	9,534
Total current assets	152,138	115,003

Property, equipment and leasehold improvements, net	96,289	71,408
Patents and license rights, net	5,817	6,771
Other assets	1,852	1,442
Total assets	$256,096	$194,624

Liabilities and Stockholders’ Equity
Current liabilities	$40,000	$24,128
Long-term liabilities	17,624	17,593
Stockholders’ equity	198,472	152,903
Total liabilities and stockholders’ equity	$256,096	$194,624